UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Encore Acquisition Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ENCORE ACQUISITION COMPANY
777 Main Street
Suite 1400
Fort Worth, Texas 76102
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Encore Acquisition Company:
      Notice is hereby given that the Annual Meeting of Stockholders of Encore Acquisition Company (the “Company”) will be held at the Fort Worth Petroleum Club, 777 Main Street, 39th Floor, Fort Worth, Texas 76102, on Tuesday, May 3, 2005, at 9:00 a.m., Fort Worth time. The annual meeting is being held for the following purposes:
      (1) to elect seven directors, each for a term of one year;
      (2) to amend the Company’s Second Amended and Restated Certificate of Incorporation to (a) increase the authorized number of shares of the Company’s common stock from 60,000,000 to 144,000,000 and (b) delete Article Six (an outdated provision renouncing corporate opportunities known to former principal stockholders of the Company) in its entirety;
      (3) to ratify the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2005; and
      (4) to transact such other business as may properly come before the meeting.
      These proposals are described in the accompanying proxy materials. You will be able to vote at the annual meeting only if you were a stockholder of record at the close of business on March 15, 2005.

By Order of the Board of Directors,

Roy W. Jageman
Corporate Secretary
Fort Worth, Texas
April 4, 2005
YOUR VOTE IS IMPORTANT
Please sign, date and return the enclosed proxy promptly to ensure that your shares are voted in accordance with your wishes and a quorum is present at the annual meeting. Instead of returning the paper proxy, you may vote by telephone at 1-866-540-5760 or over the Internet by accessing http://www.proxyvoting.com/eac. To do so by either method, you will need the control numbers that are printed on your personalized proxy card or voting instruction card.

ENCORE ACQUISITION COMPANY
777 Main Street
Suite 1400
Fort Worth, Texas 76102
PROXY STATEMENT
2005 ANNUAL MEETING OF STOCKHOLDERS
May 3, 2005
       The Board of Directors (the “Board”) of Encore Acquisition Company (the “Company”) is providing these proxy materials in connection with the Company’s annual meeting of stockholders that will be held at the Fort Worth Club, 777 Main Street, 39th Floor, Fort Worth, Texas 76102, on Tuesday, May 3, 2005, at 9:00 a.m., Fort Worth time. Stockholders of record as of March 15, 2005, which is the record date established for the annual meeting by the Board, are entitled and requested to vote on the items of business described in this proxy statement. Each stockholder of record is entitled to one vote for each share registered in the stockholder’s name. As of the record date, 32,870,815 shares of the Company’s common stock were entitled to be voted at the annual meeting.
      This proxy statement and the accompanying notice of annual meeting and proxy are first being sent or given to stockholders of the Company on or about April 4, 2005.
Voting Procedures
      You may vote your shares in person at the annual meeting, by Internet, by telephone or by mail.
      Voting in Person. Shares held in your name as the stockholder of record may be voted in person at the annual meeting. If your shares are held in the name of a broker, trustee or another nominee (that is, “street name”), you may vote the shares in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.
      Voting by Internet. Stockholders of record of the Company’s common stock with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards. Most stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for Internet voting availability.
      Voting by Telephone. Stockholders of record of the Company’s common stock may submit proxies by following the “Vote by Phone” instructions on their proxy cards. Most stockholders who hold shares beneficially in street name may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for telephone voting availability.
      Voting by Mail. Stockholders of record of the Company’s common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.
Changing Your Vote
      You may change your vote at any time prior to the vote at the annual meeting, except that votes submitted through the Internet or telephone must be received by 11:59 p.m., New York time, on May 2, 2005. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date

(which automatically revokes the earlier proxy), by providing a written notice of revocation to the Company’s Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.
Quorum and Adjournments
      The presence, in person or by proxy, of the holders of a majority of the votes eligible to be cast at the annual meeting is necessary to constitute a quorum at the annual meeting. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum. If a quorum is not present, the stockholders entitled to vote who are present in person or by proxy at the annual meeting have the power to adjourn the annual meeting from time to time, without notice other than an announcement at the annual meeting, until a quorum is present. At any adjourned annual meeting at which a quorum is present, any business may be transacted that might have been transacted at the annual meeting as originally notified.
Required Vote; Effect of Broker Non-Votes and Abstentions
      The nominees for election as directors at the annual meeting who receive the highest number of “FOR” votes will be elected as directors. This is called plurality voting. The amendments to the Company’s Second Amended and Restated Certificate of Incorporation each require the affirmative vote of the holders of a majority of the shares of common stock outstanding on the record date. The ratification of the appointment of the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the annual meeting.
      In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board set forth below under “Board Recommendation.”
      Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If specific instructions are not received, brokers may generally vote the shares in their discretion. However, the New York Stock Exchange precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. Under the rules of the New York Stock Exchange, brokers will have discretion to vote on all items scheduled to be presented at the annual meeting.
      A broker non-vote has the effect of a negative vote when a majority of the issued and outstanding shares is required for approval of a particular proposal and has no effect when a majority of the shares present in person or by proxy and entitled to vote or a plurality or majority of the votes cast is required for approval. Since directors are elected by a plurality and the ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast, broker non-votes will not affect the outcome of voting on those proposals. Since the amendments to the Company’s Second Amended and Restated Certificate of Incorporation each require the affirmative vote of the holders of a majority of the Company’s outstanding shares of common stock, broker non-votes will have the same effect as votes against that proposal.
      Because abstentions are considered votes “cast” on a proposal, abstentions will have the same effect as votes against the ratification of the appointment of the Company’s independent registered public accounting firm and the amendments to the Company’s Second Amended and Restated Certificate of Incorporation.

Board Recommendation
      The Board recommends that you vote:

•	FOR the election of the seven persons named in this proxy statement as nominees for election to the Board. If any nominee becomes unable or unwilling to accept nomination or election, the persons acting under proxy will vote for the election of a substitute nominee that the Board recommends.

•	FOR the amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock from 60,000,000 to 144,000,000.

•	FOR the amendment to the Company’s Second Amended and Restated Certificate of Incorporation to delete Article Six (an outdated provision renouncing corporate opportunities known to former principal stockholders of the Company) in its entirety.

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.
Voting on Other Matters
      If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the proxy holders, I. Jon Brumley, Jon S. Brumley and Roy W. Jageman. The Board knows of no matters, other than those described above, to be presented for consideration at the annual meeting.
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
      The Company has adopted a Code of Business Conduct and Ethics for directors, officers (including the Company’s principal executive officer, principal financial officer and principal accounting officer) and employees. The Company also has adopted Corporate Governance Guidelines, which, in conjunction with the Company’s certificate of incorporation, bylaws and Board committee charters, form the framework for governance of the Company. The Company’s Code of Business Conduct and Ethics and Corporate Governance Guidelines are available on the “Corporate Governance” section of the Company’s website at www.encoreacq.com. The Company will post on its website any amendments to the Code of Business Conduct and Ethics or waivers of the Code of Business Conduct and Ethics for directors and executive officers.
      Stockholders may request free printed copies of the Code of Business Conduct and Ethics and the Corporate Governance Guidelines from:
Encore Acquisition Company
Attention: Corporate Secretary
777 Main Street, Suite 1400
Fort Worth, Texas 76102
(817) 877-9955
Director Independence
      The Board had determined that each director nominee is independent, as defined for purposes of the listing standards of the New York Stock Exchange (the “NYSE”), other than Mr. I. Jon Brumley, who is Chairman and Chief Executive Officer of the Company, and Mr. Jon S. Brumley, who is President of the Company. In making this determination, the Board affirmatively determined that each independent director or nominee had no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and that none of the express disqualifications contained in the NYSE rules applied to any of them.
      As contemplated by NYSE rules, the Board has adopted categorical standards to assist it in making independence determinations, under which relationships that fall within the categorical standards are not required to be disclosed in the proxy statement and their impact on independence need not be separately discussed. The Board, however, considers all material relationships with each director in making its independence determinations. A relationship falls within the categorical standards if it:

•	Is a type of relationship addressed in Item 404 of Regulation S-K under the Securities Exchange Act of 1934 (the “Exchange Act”) or Section 303A.02(b) of the NYSE Listed Company Manual, but under those rules neither requires disclosure nor precludes a determination of independence; or

•	Consists of charitable contributions by the Company to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last 3 years.
      None of the independent director nominees had relationships relevant to an independence determination that were outside the scope of the Board’s categorical standards.
Board Structure and Committee Composition
      As of the date of this proxy statement, the Board has eight directors and the following three committees: (1) Audit, (2) Compensation, and (3) Nominating and Corporate Governance. The committee membership and meetings during the last fiscal year and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on the “Corporate Governance” section of the Company’s website at www.encoreacq.com.
Composition of Board Committees

Nominating and
Name of Director	Audit(1)	Compensation(2)	Corporate Governance

Martin C. Bowen	Member
Ted Collins, Jr.		Member	Chair
Ted A. Gardner	Chair
John V. Genova	Member
Howard H. Newman(3)		Member
James A. Winne III		Chair	Member

(1)	Messrs. Collins and Winne served on the Audit Committee until April 2004, when Messrs. Bowen and Genova joined the Audit Committee.

(2)	Mr. Arnold Chavkin served on the Compensation Committee until April 2004. Mr. Chavkin did not stand for reelection in April 2004.

(3)	Mr. Newman is not a nominee for director at the annual meeting.
      The Audit Committee held eight meetings in 2004; the Compensation Committee held one meeting and acted by unanimous written consent on two occasions in 2004; and the Nominating and Corporate Governance Committee did not meet in 2004. The Nominating and Corporate Governance Committee met in February 2005 in connection with matters related to the annual meeting.
      The Board held nine meetings in fiscal 2004. Each director attended at least 75% of all Board and applicable committee meetings in 2004. Directors are encouraged to attend annual meetings of the Company’s stockholders. All of the Company’s directors attended the 2004 annual meeting of stockholders.
      Audit Committee. The Audit Committee’s purpose is, among other things, to assist the Board in overseeing:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independence, qualifications and performance of the Company’s independent registered public accounting firm; and

•	the performance of the Company’s internal audit function.
      The Board has determined that all three members of the Audit Committee are independent under the listing standards of the NYSE and the rules of the Securities and Exchange Commission. In addition, the Board has determined that Mr. Gardner is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K under the Exchange Act.
      The report of the Audit Committee is included in this proxy statement on page 23. The charter of the Audit Committee is available on the “Corporate Governance” section of the Company’s website at www.encoreacq.com and also is included as Annex A. A free printed copy also is available to any stockholder who requests it from the address on page 3.
      Compensation Committee. The Compensation Committee’s functions include the following:

•	review and approve corporate goals and objectives relevant to chief executive officer compensation, evaluate the chief executive officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the chief executive officer’s compensation level based on this evaluation;

•	approve, or make recommendations to the Board with respect to, the compensation of other executive officers;

•	from time to time consider and take action on the establishment of and changes to incentive compensation plans and equity-based compensation plans, including making recommendations to the Board on plans, goals or amendments to be submitted for action by the Company’s stockholders;

•	administer the Company’s compensation plans that it is assigned responsibility to administer, including taking action on grants and awards, determinations with respect to achievement of performance goals, and other matters provided in the respective plans;

•	review from time to time when and as it deems appropriate the compensation and benefits of non-employee directors, including compensation pursuant to equity-based plans, and approve, or recommend to the Board for its action, any changes in such compensation and benefits; and

•	produce a compensation committee report on executive compensation as required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement or annual report on Form 10-K.
      The Board has determined that all three members of the Compensation Committee are independent under the listing standards of the NYSE.
      The report of the Compensation Committee is included in this proxy statement on page 19. The charter of the Compensation Committee is available on the “Corporate Governance” section of the Company’s website at www.encoreacq.com. A free printed copy also is available to any stockholder who requests it from the address on page 3.
      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s functions include the following:

•	identify individuals qualified to become Board members, consistent with criteria approved by the Board;

•	recommend to the Board a slate of director nominees to be elected by the stockholders at the next annual meeting of stockholders and, when appropriate, director appointees to take office between annual meetings;

•	develop and recommend to the Board the corporate governance guidelines applicable to the Company;

•	oversee the Board’s annual evaluation of its performance of the Board and management; and

•	recommend to the Board membership on standing Board committees.
      The Board has determined that both members of the Nominating and Corporate Governance Committee are independent under the listing standards of the NYSE.
      The charter of the Nominating and Corporate Governance Committee is available on the “Corporate Governance” section of the Company’s website at www.encoreacq.com.. A free printed copy also is available to any stockholder who requests it from the address on page 3.
Selection of Nominees for the Board

Identifying Candidates
      The Nominating and Corporate Governance Committee solicits ideas for potential Board candidates from a number of sources, including members of the Board, executive officers of the Company, individuals personally known to the members of the Board and research. The Nominating and Corporate Governance Committee also has sole authority to select and compensate a third-party executive search firm to help identify candidates, if it deems advisable. In addition, the Nominating and Corporate Governance Committee will consider candidates for the Board submitted by stockholders. Any stockholder submission should include the candidate’s name and qualifications for Board membership and should be directed to:
Encore Acquisition Company
Attention: Corporate Secretary
777 Main Street, Suite 1400
Fort Worth, Texas 76102
      Although the Nominating and Corporate Governance Committee does not require the stockholder to submit any particular information regarding the qualifications of the stockholder’s candidate, the level of consideration that the Nominating and Corporate Governance Committee will give to the stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the nominating stockholder makes available to the committee. The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them on the same basis.
      In addition, the Company’s bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders whether or not such nominee is submitted to and evaluated by the Nominating and Corporate Governance Committee. To nominate a director using this process, the stockholder must follow the procedures described under “Stockholder Proposals” below.

Evaluating Candidates
      Each director candidate must meet certain minimum qualifications, including:

•	the ability to represent the interests of all stockholders of the Company and not just one particular constituency;

•	independence of thought and judgment;

•	the ability to dedicate sufficient time, energy and attention to the performance of his or her duties, taking into consideration the nominee’s service on other public company boards;

•	skills and expertise complementary to the existing Board members’ skills; and

•	a high degree of personal and professional integrity.
      In addition, the Nominating and Corporate Governance Committee considers other qualities that it may deem to be desirable from time to time, such as the extent to which the candidate contributes to the diversity of the Board — with diversity being construed broadly to include a variety of perspectives, opinions, experiences and backgrounds. The Nominating and Corporate Governance Committee may also consider the ability of the candidate to work with the then-existing interpersonal dynamics of the Board and his or her ability to contribute to the collaborative culture among Board members.
      Based on this initial evaluation, the Chairman of the Nominating and Corporate Governance Committee will determine whether to interview the candidate, and if warranted, will recommend that one or more members of the committee, other members of the Board and executives, as appropriate, interview the candidate in person or by telephone. After completing this evaluation and interview process, the committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendation of the Nominating and Corporate Governance Committee.
Compensation of Directors
      The following table provides information on the Company’s compensation and reimbursement practices for non-employee directors. At a meeting in February 2005, the Board increased director compensation to the amounts shown below. During 2004, neither Mr. I. Jon Brumley, Mr. Jon S. Brumley nor Mr. Howard H. Newman received any compensation for Board activities.

	Fiscal 2005	Fiscal 2004

Annual Retainer	$40,000	$40,000
Additional Retainer for Chair of Audit Committee	$10,000	$0
Additional fee for attendance at Board meetings	$2,000	$2,000
Additional fee for attendance at committee meetings	$1,000	$1,000
Equity-based compensation	3,000 shares of restricted stock issued upon the director’s election or reelection to the Board(1)	Options to purchase 5,000 shares of the Company’s common stock issued upon the director’s election or reelection to the Board(2)
Reimbursement of expenses attendant to Board membership	Yes	Yes(3)

(1)	Shares of restricted stock vest in three equal annual installments beginning three years from the date of grant, subject to earlier vesting in the event of a change in control, death or disability and to such other terms as are set forth in the award agreement.

(2)	Options vest in three equal annual installments beginning one year from the date of grant, subject to earlier vesting in the event of a change in control, death or disability and to such other terms as are set forth in the award agreement.

(3)	In 2004, the Company reimbursed three non-employee directors for expenses incurred by the director’s spouse or guest attendant to travel to the Company’s 2004 annual meeting of stockholders. These expenses were less than $5,000 per director.

Executive Sessions
      The Company’s non-management directors include all directors other than I. Jon Brumley and Jon S. Brumley. Each of the non-management directors is also “independent” under the listing standards of the NYSE. The non-management directors meet in executive session without management participation at least three times per year. These meetings are chaired on a rotating basis by the chairmen of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Stockholder Communications
      Individuals may communicate with the entire Board or with the Company’s non-management directors. Any such communication should be sent via letter addressed to the member or members of the Board to whom the communication is directed, care of the Company’s Corporate Secretary, Encore Acquisition Company, 777 Main Street, Suite 1400, Fort Worth, Texas 76102. All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate director or directors for review.
PROPOSALS TO BE VOTED ON
PROPOSAL NO. 1
ELECTION OF DIRECTORS
      There are seven nominees for election to our Board this year. All of the nominees have served as directors since the last annual meeting. Information regarding the business experience of each nominee is provided below. Each director is elected annually to serve until the next annual meeting or until his successor is elected.
      If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the seven persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.
      All of the nominees have indicated to the Company that they will be available to serve as directors. In the event that any nominee should become unavailable, however, the proxy holders, I. Jon Brumley, Jon S. Brumley and Roy W. Jageman, will vote for a nominee or nominees designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.
Required Vote
      The seven nominees for director who receive the highest number of “FOR” votes cast in person or by proxy at the annual meeting will be elected as directors.
Board Recommendation
      The Board recommends a vote FOR the election of each of the following nominees:

I. Jon Brumley Age 65	Mr. I. Jon Brumley has been Chairman of the Board, Chief Executive Officer and a director of the Company since its inception in April 1998. He also served as President of the Company from its inception in April 1998 until August 2002. Beginning in August 1996, Mr. Brumley served as Chairman and Chief Executive Officer of MESA Petroleum (an independent oil and gas company) until MESA’s merger in August 1997 with Parker & Parsley to form Pioneer Natural Resources Company (an independent oil and gas company). He served as Chairman and Chief Executive Officer of Pioneer until joining the Company in 1998. Mr. Brumley serves as a director of Hanover Compressor Company. Mr. Brumley received a Bachelor of Business Administration from the University of Texas and a Master of Business Administration from the University of Pennsylvania Wharton School of Business. He is the father of Jon S. Brumley.

Jon S. Brumley Age 34	Mr. Jon S. Brumley has been President of the Company since August 2002 and a director of the Company since November 2001. He also held the positions of Executive Vice President — Business

Development and Corporate Secretary from inception in April 1998 until August 2002 and was a director of the Company from April 1999 until May 2001. Prior to joining the Company, Mr. Brumley held the position of Manager of Commodity Risk and Commercial Projects for Pioneer Natural Resources Company. He was with Pioneer since its creation by the merger of MESA and Parker & Parsley in August 1997. Prior to August 1997, Mr. Brumley served as Director — Business Development for MESA. Mr. Brumley received a Bachelor of Business Administration in Marketing from the University of Texas. He is the son of I. Jon Brumley.

Martin C. Bowen Age 61	Mr. Bowen has been a director of the Company since May 2004. Since 1993, Mr. Bowen has been Vice President and Chief Financial Officer of Fine Line, Inc., a private holding company. He also serves on the Board of Directors of AZZ, Inc. and several privately held companies. In addition, he is a Director and Executive Committee Member of the Southwestern Exposition and Livestock Show, President and Chief Executive Officer of Performing Arts Fort Worth and a Council Member of the World Wildlife Fund. Mr. Bowen received a Bachelor of Business Administration in Finance from Texas A&M University, a Bachelor of Foreign Trade from the American Graduate School of International Management and a J.D. from Baylor University School of Law.

Ted Collins, Jr. Age 66	Mr. Collins has been a director of the Company since May 2001. From 1988 to July 2000, he was a co-founder and president of Collins & Ware, Inc. (an independent oil and gas exploration company which was sold in July 2000). Since that time he has engaged in private oil and gas investments. Mr. Collins is a past President of the Permian Basin Petroleum Association, the Permian Basin Landmen’s Association, Midland Petroleum Club and serves as Chairman of the Midland Wildcat Committee. He is a graduate of the University of Oklahoma with a Bachelor of Science in Geological Engineering. Mr. Collins serves on the Board of Directors of Hanover Compressor Company and U.S. Propane L.L.C., the general partner of the general partner of Energy Transfer Partners, L.P. Mr. Collins in also an active board member on the Midland Metropolitan YMCA, the University of Oklahoma Sarkey’s Energy Center and the University of Texas Development Board.

Ted A. Gardner Age 47	Mr. Gardner has been a director of the Company since May 2001. Mr. Gardner is currently an independent investor. Mr. Gardner was a Managing Partner of Wachovia Capital Partners (a private equity investment group) and a Senior Vice President of Wachovia Corporation (a provider of commercial and retail banking and trust services) from 1990 until 2003. Mr. Gardner received a Bachelor of Arts degree in Economics from Duke University and a J.D. and Masters of Business Administration from the University of Virginia. He currently serves on the Board of Directors of Kinder Morgan, Inc. and COMSYS IT Partners Inc.

John V. Genova Age 50	Mr. Genova has been a director of the Company since May 2004. Beginning January 2005, Mr. Genova became an independent consultant to the energy industry. In 2004, Mr. Genova was Executive Vice President — Refining and Marketing of Holly Corporation (an independent U.S. petroleum refiner). Prior to Holly, Mr. Genova worked over 27 years with ExxonMobil. From January 1999 to December 1999, he served as Vice President of the Gas Department of Exxon Company, International. From December 1999 to March 2002, he served as Director of International Gas Marketing of ExxonMobil International Limited in London. From April 2002 through 2003, Mr. Genova served as Executive Assistant to the Chairman and General Manager, Corporate Planning of ExxonMobil Corporation. Mr. Genova received a Bachelor of Science degree in Chemical and Petroleum Refining Engineering from the Colorado School of Mines.

James A. Winne III Age 53	Mr. Winne has been a director of the Company since May 2001. Mr. Winne has been a director of Belden & Blake Corporation (an independent oil and gas company) since September 2004 and was elected Chairman of the Board and Chief Executive Officer of Belden & Blake in December 2004. He has been President and Chief Executive Officer of Legend Natural Gas II, L.P. (an independent oil and gas company) since its inception in September 2004. In addition, Mr. Winne has been President and Chief Executive Officer of Legend Natural Gas, L.P. (an independent oil and gas company) since its inception in September 2001. From March 2001 until September 2001, Mr. Winne developed plans for a business that became Legend Natural Gas. He formerly was employed by North Central Oil Corporation (an independent oil and gas company) for 18 years and was President and CEO from September 1993 until March 2001. After attending the University of Houston, he started his career as an independent landman and also worked at Tomlinson Interest, Inc. (an independent oil and gas company) and Longhorn Oil and Gas (an independent oil and gas company) before joining North Central’s land department in January 1983. Mr. Winne is a registered land professional with 26 years of experience in the oil and gas industry.

PROPOSAL NO. 2
AMENDMENTS TO SECOND AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION
      The Board has adopted, subject to stockholder approval, amendments to the Company’s Second Amended and Restated Certificate of Incorporation to (a) increase the authorized number of shares of the Company’s common stock from 60,000,000 to 144,000,000 and (b) delete Article Six in its entirety, which relates to the Company’s renouncing of certain oil and gas opportunities known to former principal stockholders of the Company.
      The amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock will be voted on as proposal 2(a) on the proxy card, while the amendment to the Company’s Second Amended and Restated Certificate of Incorporation to delete Article Six in its entirety will be voted on as proposal 2(b) on the proxy card.
Proposal 2(a): Increase in Authorized Shares of Common Stock
      Available Authorized Capital. The Company’s Second Amended and Restated Certificate of Incorporation currently authorizes the Company to issue up to 60,000,000 shares of common stock. As of March 15, 2005:

•	32,870,815 shares of common stock were issued and outstanding, including 436,261 shares of restricted stock;

•	1,036,214 shares of common stock were reserved for issuance upon the exercise of stock options granted by the Company;

•	1,122,932 shares of common stock were available for issuance under the Company’s 2000 Incentive Stock Plan; and

•	24,970,039 shares of common stock were available for future corporate purposes.
      The Company’s Second Amended and Restated Certificate of Incorporation also authorizes the Company to issue 5,000,000 shares of preferred stock. There are no outstanding shares of preferred stock, and this amendment would not change the number of authorized shares of preferred stock.
      Reasons for and Effects of Increasing the Company’s Authorized Common Stock. The Company believes that the number of shares of common stock currently available for issuance may be insufficient to meet the Company’s future needs. The additional shares may be used for various purposes, including:

•	paying stock dividends or effecting stock splits;

•	raising capital;

•	providing equity incentives to employees, officers and directors;

•	expanding the Company’s business through acquisitions; and

•	other general corporate purposes.
      The Board of Directors has preliminarily discussed the possibility of a stock split by means of a stock dividend. However, the Company does not currently have sufficient authorized shares to effect a stock split. If proposal 2(a) is approved by the Company’s stockholders, the Board may again consider a stock split in the form of a stock dividend in the near term. A decision on whether to effect a stock split is subject to many factors, including prevailing market conditions, and there can be no assurances that a stock split will occur. Except for considering the possibility of a stock split in the form of a stock dividend, the Company currently has no specific plans to issue the additional shares of common stock that would be authorized by this proposal.

      Like the presently authorized but unissued shares of the Company’s common stock, the additional shares of common stock authorized by this proposal would be available for issuance without further action by the Company’s stockholders, unless further action is required by law, the rules of the New York Stock Exchange or any other stock exchange on which Company common stock may be listed in the future. The authorization of additional shares of the Company’s common stock will enable the Company, as the need may arise, to take advantage of market conditions and favorable opportunities without the delay and expense associated with the holding of a special meeting of the Company’s stockholders.
      The Company could also use the additional shares of common stock to oppose a hostile takeover attempt or delay or prevent changes in control or management. This proposal to increase the authorized number of shares of common stock has been prompted by business and financial considerations, and not by the threat of any hostile takeover attempt (nor is the Company currently aware of any such attempts directed at it). However, stockholders should be aware that approval of this proposal could facilitate future efforts to prevent changes in control of the Board, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.
      To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of common stock have no preemptive rights and the Board has no plans to grant such rights with respect to any such shares.
Resolution Approving the Proposed Amendment to Increase the Authorized Shares of Common Stock
      The following resolution, which will be presented to the annual meeting, will adopt the proposed amendment to the Second Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock:

RESOLVED, that the Second Amended and Restated Certificate of Incorporation of the Company be amended by deleting the first sentence of Article Four and substituting the following in lieu thereof:

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 149,000,000 shares, consisting solely of (i) 144,000,000 shares of common stock, par value $.01 per share (the “Common Stock”), and (ii) 5,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”).
Proposal 2(b): Removal of Article Six Relating to Oil and Gas Opportunities
      Article Six of the Company’s Second Amended and Restated Certificate of Incorporation provides that certain principal stockholders of the Company and their affiliates may pursue business opportunities related to or competitive with the Company’s business of acquiring, developing and exploiting North American oil and natural gas reserves. In addition, as allowed by the Delaware General Corporation Law, the Company in Article Six renounces any interest or expectation in any oil and natural gas opportunities known to a principal stockholder or its affiliates.
      Article Six defines “principal stockholders” as Warburg, Pincus Equity Partners L.P., J.P. Morgan Partners (SBIC), LLC, Natural Gas Partners V, L.P. and First Union Capital Partners, Inc. These entities were early investors in the Company and have reduced or disposed of all or substantially all of their ownership interests in the Company. Under Delaware law, directors, officers and controlling stockholders of a corporation may not appropriate a corporate opportunity belonging to the corporation unless the corporation provides otherwise in its certificate of incorporation or by board resolution. For this reason, the Company believes it is no longer necessary to include provisions governing corporate opportunities in the Second Amended and Restated Certificate of Incorporation. The removal of Article Six may make it less desirable for one of the principal stockholders or its affiliates to acquire a significant interest in the Company in the future. No change will occur to the rights and privileges afforded to the Company’s stockholders, other than the principal stockholders, under the current Second Amended and Restated Certificate of Incorporation.

Resolution Approving the Proposed Amendment to Delete Article Six Relating to Oil and Gas Opportunities
      The following resolution, which will be presented to the annual meeting, will adopt the proposed amendment to the Second Amended and Restated Certificate of Incorporation to delete Article Six relating to oil and gas opportunities:

RESOLVED, that the Second Amended and Restated Certificate of Incorporation of the Company be amended by deleting Article Six thereof in its entirety.
Required Vote
      The approval of proposal 2(a) and proposal 2(b) each require the affirmative vote of the holders of a majority of the shares of common stock outstanding on the record date. For this reason, abstentions and broker non-votes will effectively count as a vote against the proposal.
Effectiveness of Amendments
      If either or both of the amendments to the Company’s Second Amended and Restated Certificate of Incorporation are approved by the Company’s stockholders, such amendment or amendments, as the case may be, will become effective when the Company’s files a certificate of amendment with the Secretary of State of the State of Delaware.
Board Recommendation
      The Board recommends that stockholders vote FOR the amendments of the Second Amended and Restated Certificate of Incorporation.
PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of the Board has appointed Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the fiscal year ending December 31, 2005 and the Company’s internal controls over financial reporting. During fiscal 2004, Ernst & Young LLP served as the Company’s independent registered public accounting firm and also provided certain tax and other audit-related services. See “Principal Accountant Fees and Services” on page 24. Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Required Vote
      Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2005 requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. If the appointment is not ratified, the Board will consider whether it should select another independent registered public accounting firm.
Board Recommendation
      Our Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2005 fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information as of March 15, 2005, regarding the ownership of the Company’s common stock by:

•	all persons known by the Company to be beneficial owners of more than five percent of the Company’s stock;

•	each director nominee;

•	each of the Company’s executive officers named in the Summary Compensation Table below; and

•	all directors and named executive officers of the Company as a group.
      Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

	Shares Beneficially	Percent of
Name and Address of Beneficial Owner	Owned(1)(2)	Class

FMR Corp.(3)	4,083,072	12.4
82 Devonshire Street
Boston, Massachusetts 02109
T. Rowe Price Associates, Inc.(4)	3,232,532	9.8
100 East Pratt Street
Baltimore, Maryland 21202
Baron Capital Group, Inc.(5)	2,925,350	8.9
767 Fifth Avenue
New York, New York 10153
Wellington Management Company, LLP(6)	1,744,300	5.3
75 State Street
Boston, Massachusetts 02109
I. Jon Brumley(7)	1,972,540	6.0
Jon S. Brumley	470,340	1.4
Robert S. Jacobs	93,391	*
Thomas H. Olle	32,001	*
Roy W. Jageman	28,885	*
Martin C. Bowen	1,667	*
Ted Collins, Jr.	7,000	*
Ted A. Gardner	5,000	*
John V. Genova	1,667	*
Howard H. Newman	583	*
James A. Winne III	7,000	*
Ronald Baron(5)	2,925,350	8.9
All directors and named executive officers as a group (11 persons)	2,620,074	7.9

*	Less than 1%.

(1)	Includes common stock for which the indicated owner has sole or shared voting or investment power.

(2)	Includes options that are or become exercisable within 60 days of March 15, 2005 as follows: Mr. I. Jon Brumley (148,382), Mr. Jon S. Brumley (132,021), Mr. Olle (16,881), Mr. Jageman (14,852), Mr. Jacobs (10,289), Mr. Gardner (5,000), Mr. Collins (7,000), Mr. Winne (7,000), Mr. Bowen (1,667) and Mr. Genova (1,667), and all directors and named executive officers as a group (344,759) upon the exercise of stock options granted pursuant to the Company’s 2000 Incentive Stock Plan.

(3)	Based on an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by FMR Corp., Edward C. Johnson 3d, chairman of FMR Corp. and Abigail P.

Johnson, a director of FMR Corp. Such filing indicates that FMR Corp. has sole voting power with respect to 824,200 shares and that FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson each have sole dispositive power with respect to 4,083,072 shares. Fidelity Management & Research Company, an investment advisor and wholly owned subsidiary of FMR Corp. (“Fidelity”), is the beneficial owner of 3,258,872 shares as a result of acting as investment adviser to various investment companies. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 824,200 shares as a result of its serving as investment manager of the institutional account(s). Members of the Johnson family, including Edward C. Johnson 3d and Abigail P. Johnson, are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp.

(4)	Based on an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 10, 2005 by T. Rowe Price Associates, Inc. (“Price Associates”). Such filing indicates that Price Associates has sole voting power with respect to 964,817 shares and sole dispositive power with respect to 3,232,532 shares. These securities are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2005 by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc., an investment advisor (“BAMCO”), Baron Capital Management, Inc., an investment advisor (“BCM”), Baron Growth Fund, a registered investment company (“BGF”), and Ronald Baron. Such filing indicates that (i) each of BCG and Ronald Baron has shared voting power with respect to 2,688,350 shares and shared dispositive power with respect to 2,925,350 shares, (ii) BAMCO has shared voting power with respect to 2,508,000 shares and shared dispositive power with respect to 2,738,000 shares, (iii) BCM has shared voting power with respect to 180,350 shares and shared dispositive power with respect to 187,350 shares, and (iv) BCF has shared voting and dispositve power with respect to 2,325,000 shares. BAMCO and BCM are subsidiaries of BCG. Ronald Baron owns a controlling interest in BCG. By virtue of investment advisory agreements with their respective clients, BAMCO and BCM have been given the discretion to direct the disposition of the securities in the advisory accounts. BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates.

(6)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by Wellington Management Company, LLP, an investment advisor (“WMC”). Such filing indicates that WMC has shared voting power with respect to 1,485,100 shares and shared dispositive power with respect to 1,744,300 shares. WMC, in its capacity as investment advisor, may be deemed to beneficially own 1,744,300 shares which are held of record by clients of WMC. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities.

(7)	Mr. Brumley directly owns 21,529 shares. Two limited partnerships own a total of 1,697,848 shares. Mr. Brumley is the sole officer, director and shareholder of the corporation that is the sole general partner of each of the partnerships. Accordingly, Mr. Brumley has sole voting and dispositive power with respect to the shares owned by these partnerships. Furthermore, Mr. Brumley has the power to vote or to direct the vote of 104,781 shares of restricted common stock. Mr. Brumley is also deemed to beneficially own 148,382 shares of common stock that may be acquired upon the exercise of options that were or would have become exercisable within 60 days of March 15, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of the Company’s common stock to file with the Securities and

Exchange Commission reports regarding their ownership and changes in ownership of our securities. The Company believes that, during fiscal 2004, its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to the Company and the written representations of its directors, executive officers and 10% stockholders.
EXECUTIVE OFFICERS
      The Company’s executive officers serve at the discretion of the Board. Information regarding the business experience of each of the Company’s executive officers is provided below.

I.	Jon Brumley, age 67, Chairman of the Board and Chief Executive Officer
      Please read page 8 for information regarding Mr. I. Jon Brumley’s business experience.
Jon S. Brumley, age 34, President
      Please read page 8 for information regarding Mr. Jon S. Brumley’s business experience.
Roy W. Jageman, age 37, Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
      Mr. Jageman has been Executive Vice President, Chief Financial Officer and Treasurer of the Company since November 2003 and Corporate Secretary since February 2004. Mr. Jageman was a member of the corporate finance group of Simmons & Company International (an independent investment bank specializing in the energy industry) from May 1999 to November 2003. Prior to joining Simmons & Company International, he was a member of the energy investment banking and equity capital markets groups of Lehman Brothers Inc. from July 1994 to April 1999. Mr. Jageman received a B.B.A. in Finance from The University of Texas at Austin.
Thomas H. Olle, age 50, Senior Vice President — Asset Management
      Mr. Olle has been Senior Vice President — Asset Management since February 2005. Mr. Olle was Senior Vice President, Asset Management of the Cedar Creek Anticline from April 2003 to February 2005. Mr. Olle joined the Company in March 2002 as Vice President of Engineering. Prior to joining the Company, Mr. Olle served as Senior Engineering Advisor of Burlington Resources, Inc. (an independent oil and gas company) from September 1999 to March 2002. From July 1986 to September 1999, he served as a Regional Engineer of Burlington Resources. Mr. Olle received a Bachelor of Science degree with Highest Honors in Mechanical Engineering from the University of Texas at Austin.
Robert S. Jacobs, age 43, Senior Vice President — Business Development and Planning
      Mr. Jacobs has been the Senior Vice President — Business Development and Planning of the Company since April 2003. Mr. Jacobs was a Senior Geologist at the Company from July 1998 until August 1999, Vice President — Geology of the Company from August 1999 until September 2001 and Senior Vice President — Asset Management of the Company from September 2001 until April 2003. Mr. Jacobs worked as an exploration and development geologist for Bass Enterprises Production Company (an independent oil and gas company) from 1986 until joining the Company in 1998. He received his Bachelor of Science in Geology from Duke University and his Master of Science in Geology from North Carolina State University. Mr. Jacobs is a Certified Petroleum Geologist.
Donald P. Gann, Jr., age 44, Senior Vice President — Operations
      Mr. Gann has been the Senior Vice President — Operations of the Company since April 2003. Mr. Gann was a Senior Engineer at the Company from August 1998 until June 1999, a Production Manager at the Company from June 1999 until January 2001, Vice President — Production of the Company from January

2001 until February 2002 and Senior Vice President — Production of the Company from February 2002 to April 2003. Prior to joining the Company, Mr. Gann was a Senior Engineer at Mitchell Energy Corporation (an independent oil and gas company) from July 1984 until August 1998. Mr. Gann received a Bachelor of Science in Petroleum Engineering from the University of Texas at Austin and is a Registered Professional Engineer.
EXECUTIVE COMPENSATION
      The following table summarizes the total compensation awarded to, earned by, or paid to the chief executive officer and to the next four most highly compensated executive officers for the periods indicated:
Summary Compensation Table

				Long-Term Compensation

	Annual Compensation			Restricted	Securities	All Other
				Stock Awards	Underlying Options	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(a)	(#)(b)(c)	($)(d)

I. Jon Brumley	2004	421,875	700,000	2,100,505	—	12,300
Chairman and Chief Executive	2003	400,000	450,000	728,500	62,241	12,000
Officer	2002	375,000	337,500	441,750	87,096	12,000
Jon S. Brumley	2004	306,875	450,000	899,932	20,180	12,300
President	2003	285,000	275,000	267,100	45,643	12,000
	2002	220,000	150,000	199,280	38,710	11,000
Roy W. Jageman(e)	2004	244,375	160,000	318,560	7,175	12,300
Executive Vice President,	2003	30,000	175,000	155,410	26,556	—
Chief Financial Officer,
Treasurer and Corporate Secretary
Thomas H. Olle(f)	2004	203,125	150,000	300,641	6,700	12,300
Senior Vice President —	2003	181,250	125,000	121,400	20,747	10,875
Asset Management	2002	116,667	90,000	53,140	20,332	5,670
Robert S. Jacobs	2004	204,375	125,000	250,070	5,600	12,300
Senior Vice President —	2003	192,500	120,000	116,600	19,917	11,550
Business Development	2002	161,000	60,000	79,701	15,433	6,572
and Planning

(a)	The value of the restricted stock awards is based on the price of the common stock as of the date of grant. At December 31, 2004, Mr. I. Jon Brumley held 52,031 shares of restricted stock with a value of $1,816,402; Mr. Jon S. Brumley held 21,084 shares of restricted stock with a value of $736,042; Mr. Jageman held 6,033 shares of restricted stock with a value of $210,612; Mr. Olle held 7,570 shares of restricted stock with a value of $264,269; and Mr. Jacobs held 8,810 shares of restricted stock with a value of $307,557. Each restricted stock award vests in three equal installments beginning on the third anniversary of the date of grant, subject to the achievement of performance objectives and to earlier vesting on a change in control or the termination of the employee’s employment due to death or disability and to such other terms as are set forth in the award agreement. Holders of restricted stock have the right to vote and to receive dividends paid with respect to shares of restricted stock.

(b)	Securities Underlying Options represent options to purchase shares of the Company’s common stock. The 2000 Incentive Stock Plan provides for employee and non-employee director awards in the form of stock options and restricted stock.

(c)	Stock option awards listed for 2004 were granted on February 14, 2005 as compensation for fiscal year 2004. The options were granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. For fiscal year 2002 and prior years, annual stock option awards were granted to executive officers in the fourth quarter of each year. Starting with fiscal year 2003, stock option awards were granted in the first quarter of the following year. As a result, no stock options were granted to the named executive officers in fiscal year 2003. However, the stock option awards granted to the named executive officers in February 2004, as compensation for performance in 2003, are listed as compensation for 2003.

(d)	Represents contributions to the Company’s 401(k) Plan for each named officer in 2004, 2003 and 2002.

(e)	Mr. Jageman joined the Company in November 2003.

(f)	Mr. Olle joined the Company in March 2002.

      The following table contains information with respect to the grant of stock options under the Company’s 2000 Incentive Stock Plan to the named executive officers in 2004:
Option/ SAR Grants in Last Fiscal Year

	Individual Grants
					Potential Realized Value at
	Number of	Percent of Total			Assumed Annual Rates of
	Securities	Options/SARs			Stock Price Appreciation for
	Underlying	Granted to	Exercise or		Option Term
	Options/SARs	Employees in	Base Price
Name	Granted (#)(a)	Fiscal Year (%)	($/share)	Expiration Date	5% ($)	10% ($)

I. Jon Brumley	62,241	26.7	25.76	02/10/2014	1,008,324	2,555,292
Jon S. Brumley	45,643	19.4	25.76	02/10/2014	739,431	1,873,865
Roy W. Jageman	26,556	11.3	25.76	02/10/2014	430,216	1,090,251
Thomas H. Olle	20,747	8.8	25.76	02/10/2014	336,108	851,764
Robert S. Jacobs	19,917	8.5	25.76	02/10/2014	322,662	817,689

(a)	The options vest and become exercisable in three equal installments beginning on February 10, 2005.
Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values
      The following table sets forth information concerning the exercise of stock options during 2004 by each named executive officer and the value of unexercised stock options as of December 31, 2004:

			Number of Shares of
	Common		Common Stock Underlying		Value of Unexercised In-the-
	Stock		Unexercised Stock		Money Common Stock
	Acquired		Options at 12/31/04 (#)		Options at 12/31/04 ($)(a)
	on	Value
Name	Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

I. Jon Brumley	32,000	509,160	137,064	91,273	2,654,914	1,043,017
Jon S. Brumley	—	—	116,807	58,546	2,379,717	628,087
Roy W. Jageman	—	—	6,000	38,556	87,120	417,227
Thomas H. Olle	—	—	13,548	27,521	251,368	315,519
Robert S. Jacobs	50,000	612,000	10,289	25,061	167,808	266,145

(a)	Computed based on the difference between the option exercise price and $34.91 (the closing price of the common stock at December 31, 2004).
Change in Control Arrangements
      On February 11, 2003, the Board adopted the Employee Severance Protection Plan, which provides employees of the Company with severance payments and benefits upon certain terminations of employment occurring from 90 days prior to until two years following a Change in Control (as described below) of the Company. If during such time period, a named executive officer is involuntarily terminated by the Company other than for cause or he resigns for Good Reason (as described below), the officer will receive a cash amount equal to twice his annual salary and bonus, continued insurance coverage for up to 36 months, and the automatic vesting of all his stock options and restricted stock. The Company would also be obligated to pay an additional amount to “gross up” the amount, if any, of excise and related income tax payable by the officer under the golden parachute provisions of the Internal Revenue Code in order for the officer to be able to retain the full amount due under the severance plan.
      Generally, a Change in Control occurs upon (1) the acquisition by a party of 40% or more of the voting securities of the Company unless the party owned 20% prior to February 11, 2003; (2) a majority of the Board no longer consists of persons who were Board members on February 11, 2002 or persons appointed to the Board by those members; (3) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or (4) approval by the stockholders of the Company of a reorganization, merger, share exchange, consolidation or a sale of all or substantially all of the assets of the Company, unless more than 60% of the voting securities of the new entity are held by persons who were stockholders of the Company.
      A resignation for Good Reason occurs when an officer resigns as a result of a reduction in his titles, duties, responsibilities, compensation level or the relocation of his place of employment.
Retirement Plan
      The Company makes contributions to the Encore Acquisition Company 401(k) Plan, which is a voluntary and contributory plan for eligible employees. The Company’s contributions, which are based on a percentage of matching employee contributions, totaled approximately $0.8 million in 2004, $0.5 million in 2003, and $0.5 million in 2002.
Compensation Committee Report on Executive Compensation
      The Company’s executive compensation program is administered by the Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee is composed entirely of independent directors. The specific duties and responsibilities of the Compensation Committee are described above under “Board Structure and Committee Composition — Compensation Committee” and in the charter of the Compensation Committee, which is available on the “Corporate Governance” section of the Company’s website at www.encoreacq.com.
      The Compensation Committee meets each February to establish base salaries for the then-current fiscal year, to set cash bonuses and award equity-based compensation in respect of Company and executive performance during the preceding fiscal year and to review and, as appropriate, make changes to the Company’s executive compensation program. The Compensation Committee also acts by written consent when necessary and appropriate. For the past two years, the Compensation Committee has engaged an outside compensation consulting firm to assist the Compensation Committee in its review of the compensation for the executive officers.
      The Compensation Committee has furnished the following report on executive compensation for fiscal 2004.
Executive Compensation Philosophy
      In establishing executive compensation, the Company believes that:

•	base salaries should be at levels competitive with peer group companies that compete with the Company for business opportunities and executive talent;

•	annual cash bonuses, stock option awards and restricted stock awards should reflect progress toward the Company’s goals and individual performance; and

•	the Company should encourage significant executive stock ownership through stock options and restricted stock awards.

Purpose of the Executive Compensation Program
      The Company’s executive compensation program has been designed to accomplish the following long-term objectives:

•	create a proper balance between building stockholder wealth and executive wealth while maintaining good corporate governance;

•	produce long-term, positive results for the Company’s stockholders;

•	align executive compensation with Company performance and appropriate peer group comparisons;

•	provide market-competitive compensation and benefits that will enable the Company to attract and retain a talented workforce; and

•	prevent short-term manipulation to the extent possible.
Elements of Compensation
      The Company’s executive compensation program consists of (1) base salaries, (2) annual incentive compensation consisting of cash bonuses, stock option awards and restricted stock awards and (3) contributions to the Company’s 401(k) retirement plan. In setting executive compensation, the Compensation Committee considers the aggregate compensation payable to an executive and the form of the compensation. The Compensation Committee pays base salaries at levels it believes are competitive with peer group companies (described below). In general, an executive’s annual incentive compensation consists of approximately 25% cash (in the form of an annual cash bonus), 50% restricted stock and 25% stock options, although the mix of restricted stock and stock options may vary. The Compensation Committee believes that making approximately 75% of an executive’s annual incentive compensation contingent on long-term stock price performance more closely aligns the executive’s interests with those of the Company’s stockholders.
      The Compensation Committee evaluates the executive compensation programs and practices for the Company’s executive officers against an industry peer group in order to achieve a competitive level of compensation. Overall, the Company targets total compensation for its executive officers at between the 50th and 75th percentiles of total compensation for similar positions in the peer group, although actual total compensation may be lower than the 50th percentile or higher than the 75th percentile based on individual performance and experience and Company performance and other factors. The companies chosen by the Compensation Committee for the peer group generally are not the same companies that comprise the Independent Oil and Gas Index shown in the Stock Performance Graph included in this proxy statement. The peer group companies for executive compensation purposes represent oil and gas companies of comparable size to the Company, including companies that compete with the Company both for business opportunities and for executive talent, while the Independent Oil and Gas Index is an amalgamation of many companies designed simply to provide a market barometer for an entire sector’s performance.
      The Company’s executive compensation program contains performance-based goals relating to, among other things, the following:

•	budgeted oil and natural gas production;

•	rates of return on invested capital;

•	finding and development costs;

•	efficiency ratios (defined as EBITDA divided by three year finding and development costs); and

•	reserve replacement.

      For 2004, the Company met or exceeded the performance-based goals. In addition to specific performance-based goals, the Company also considered the following factors, among others, when establishing 2004 compensation:

•	the Company’s success in integrating acquisitions;

•	implementation of the Company’s development program, including results of the Company’s high-pressure air injection project;

•	the Company’s safety record;

•	accomplishments of the Company’s land, acquisition, finance and accounting groups;

•	the Company’s financial performance; and

•	the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
      The Compensation Committee evaluates Company performance in light of oil and natural gas industry fundamentals and assesses how effectively management adapts to changing industry conditions and opportunities during the year in preparing itself to capitalize on opportunities in the future.
      Base Salaries. An executive’s base salary is viewed as a component of total compensation that should be competitive with base salaries of the peer group. The Compensation Committee evaluates the base salaries of the Company’s executive officers on the basis of competitive base salary data and consideration of each officer’s duties and responsibilities. The Compensation Committee views the named executive officers that report to the CEO as a team with diverse duties, but shared corporate results and goals.
      Annual Cash Bonuses. An executive’s annual cash bonus is set at a level intended to result in approximately 25% of the executive’s total annual incentive compensation being paid in cash. Annual cash bonuses reflect progress toward the Company’s goals and individual performance.
      Stock Option Awards and Restricted Stock Awards. The Compensation Committee makes stock option and restricted stock awards in amounts intended to result in approximately 75% of the executive’s total annual incentive compensation being paid in stock. The Compensation Committee believes that making approximately 75% of an executive’s compensation contingent on long-term stock price performance more closely aligns the executive’s interests with those of the Company’s stockholders. Like cash bonuses, stock options and restricted stock awards reflect progress toward the Company’s goals and individual performance.
      Stock options vest in three equal annual installments beginning on the first anniversary of the date of grant, subject to earlier vesting on a change in control or the termination of an employee’s employment due to death or disability and to such other terms as are set forth in the award agreement. Restricted stock awards vest in three equal annual installments beginning on the third anniversary of the date of grant, subject to the achievement of performance objectives (achievement of reserve replacement or finding and development cost goals) and to earlier vesting on a change in control or the termination of an employee’s employment due to death or disability and to such other terms as are set forth in the award agreement.
Chief Executive Officer Compensation
      Compensation for Mr. I. Jon Brumley, the Company’s Chairman of the Board and Chief Executive Officer, is determined in the same manner set forth above with regard to named executive officers generally. In February 2005, the Compensation Committee increased Mr. Brumley’s annual base salary from $425,000 to $500,000 (effective March 1, 2005) after consideration of historical and expected future performance and competitive market data. With respect to Mr. Brumley’s annual incentive compensation for 2004, the Compensation Committee evaluated the factors described above and granted Mr. Brumley an annual cash bonus of $700,000 and 52,750 shares of restricted stock (with a value of approximately $2.1 million on the date of grant).

Stock Ownership Guidelines
      In February 2005, the Compensation Committee adopted stock ownership guidelines that require each executive officer (and certain other members of management) to own shares of the Company’s common stock with a value at least equal to such person’s base salary. Until this guideline is achieved, the executive officer (or other member of management) will be required to retain at least 25% of his or her restricted stock for a period of two years after vesting. The Company’s stock ownership guidelines are designed to increase executive’s equity stakes in the Company and to align executives’ interests more closely with those of the Company’s stockholders.
Corporate Tax Deduction on Compensation In Excess of $1 Million a Year
      Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the CEO or any of the four other most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). Although the Company considers the impact of this rule when developing and implementing the Company’s executive compensation program, the Company believes that it is important to preserve flexibility in designing compensation programs. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m). While the Company’s restricted stock and stock option awards are intended to qualify as “performance-based” (as defined in the Code), amounts paid under the Company’s other compensation programs may not qualify.

Compensation Committee of the Board

James A. Winne III, Chairman

Ted Collins, Jr.
Howard H. Newman

STOCK PERFORMANCE GRAPH
      The following graph compares the Company’s cumulative total stockholder return during the period from March 9, 2001 (the date of the Company’s initial public offering) to December 31, 2004 with total stockholder return during the same period for the Independent Oil and Gas Index and the Standard & Poor’s 500 Index. The graph assumes that $100 was invested in the Company’s common stock and each index on March 9, 2001 and that all dividends were reinvested.
Comparison of Total Return Since March 9, 2001 Among
Encore Acquisition Company, the Standard & Poor’s 500 Index,
and the Independent Oil and Gas Index

	03/09/2001	12/31/2001	12/31/2002	12/31/2003	12/31/2004

Encore Acquisition Company	$100.00	$91.50	$126.62	$169.45	$239.98

S&P 500	$100.00	$93.08	$71.33	$90.15	$98.26

Independent Oil & Gas Index	$100.00	$87.88	$90.28	$135.47	$177.61

AUDIT COMMITTEE REPORT
      The Audit Committee assists the Board in overseeing (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the independence, qualifications and performance of the Company’s independent registered public accounting firm; and (4) the Company’s performance of its internal audit function.
      The Company’s management has primary responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States.

      In performing its oversight role, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has also considered whether the performance of other non-audit services by the independent registered public accounting firm is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence.
      Based on the reports and discussions described in this report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to in this report and in its charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Audit Committee of the Board

Ted A. Gardner, Chairman
Martin C. Bowen
John V. Genova
PRINCIPAL ACCOUNTANT FEES AND SERVICES
      The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. Stockholders are being asked to ratify the appointment of Ernst & Young LLP at the annual meeting pursuant to Proposal No. 3. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Fees Incurred by the Company for Services Provided by Ernst & Young LLP
      The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for fiscal 2004 and 2003.

	Year Ended December 31,

	2004	2003

Audit Fees(1)	$413,266	$207,935
Audit-Related Fees(2)	55,528	—
Tax Fees(3)	200,465	139,653
All Other Fees	—	—

Total	$669,259	$347,588

(1)	Audit fees represent fees for professional services provided in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements and audit services provided in connection with filings with the Securities and Exchange Commission, including comfort letters, consents and comment letters.

(2)	Audit-related fees consisted of services related to business acquisitions.

(3)	For fiscal 2004 and 2003, respectively, tax fees included tax compliance fees of $120,000 and $47,500, and tax advice and tax planning fees of $80,465 and $92,153.

Audit Committee’s Pre-Approval Policy and Procedures
      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific approval. The Audit Committee requires the independent registered public accounting firm and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.
      During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chairman of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.
      All fiscal year 2004 audit and non-audit services provided by the independent registered public accounting firm were pre-approved.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      In October 2004, the Board approved indemnity agreements between the Company and each of its officers and directors. The indemnity agreements provide for indemnification by the Company of each indemnitee to the fullest extent permitted by Delaware law for claims relating to the indemnitee’s service as an officer or director, excluding any claim in which a judgment determines that the indemnitee personally gained financial profit or other advantage to which he was not legally entitled and acted in bad faith or was deliberately dishonest in a manner that was material to the claim. The agreements also provide for advancement of expenses relating to the indemnification obligations and obligate the Company to purchase and maintain liability insurance for each indemnitee’s acts as an officer or director.
      The Company and Mr. I. Jon Brumley and Mr. Jon S. Brumley (collectively, the “rights holders”) are parties to a registration rights agreement dated as of August 18, 1998 that provides the rights holders with registration rights with respect to shares of the Company’s common stock held by them. To date, none of the rights holders has effected a registration of securities. The Company is required under the registration rights agreement to pay for the offering costs for the registrations.
STOCKHOLDER PROPOSALS
Advance Notice Procedures for Director Nominees
      For director nominations by a stockholder to be properly made at the Company’s annual meeting of stockholders, stockholders must also comply with Section 2.14 of the Company’s Second Amended and Restated By-Laws. Under Section 2.14, a stockholder must submit to the Company, on a timely basis, a written notice setting forth:

•	as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Schedule 14A under the Exchange Act and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and

•	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (2) the class or series and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

      For nominations to be properly made at an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Corporate Secretary of the Company at the Company’s principal executive offices not more than 120 days and not less than 90 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 90 days after the anniversary date of the preceding year’s annual meeting, then to be timely the notice by the stockholder must be delivered not more than 120 days and not less than 90 days prior to the annual meeting or the 10th day on following the day on which public announcement of the date of the annual meeting is first made by the Company. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.
      With respect to the 2006 annual meeting, a stockholder’s written notice must be received by the Company not earlier than January 3, 2006 and not later than February 2, 2006. Director nominations should be sent to Corporate Secretary, Encore Acquisition Company, 777 Main Street, Suite 1400, Fort Worth, Texas 76102. The Company recommends that any such proposal be sent by certified mail with return receipt requested.
Rule 14a-8 Stockholder Proposals
      Any stockholder of the Company who desires to submit a proposal for inclusion in the Company’s proxy statement for the annual meeting of stockholders in 2006 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by the Company’s Corporate Secretary no later than December 5, 2005. Proposals should be sent to Corporate Secretary, Encore Acquisition Company, 777 Main Street, Suite 1400, Fort Worth, Texas 76102. The Company recommends that any such proposal be sent by certified mail with return receipt requested.
Non-Rule 14a-8 Stockholder Proposals
      If a stockholder notifies the Company after February 18, 2006 of an intent to present a proposal at the annual meeting of stockholders in 2006, the Company will have the right to exercise its discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials. “Discretionary voting authority” is the ability to vote proxies that stockholders have executed and returned to the Company, on matters not specifically reflected in the Company’s proxy materials, and on which stockholders have not had an opportunity to vote by proxy. Proposals should be sent to Corporate Secretary, Encore Acquisition Company, 777 Main Street, Suite 1400, Fort Worth, Texas 76102. The Company recommends that any such proposal be sent by certified mail with return receipt requested.
SOLICITATION OF PROXIES
      Solicitation of proxies may be made by mail, personal interview, telephone or other means by officers, directors and regular employees of the Company for which they shall receive no compensation in addition to their normal compensation. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record. The Company will reimburse the forwarding expenses of any institution that performs this service. The Company has engaged its transfer agent, Mellon Investor Services, to assist it in the production of proxy cards and envelopes, the mailing of proxy materials and the tabulation of proxy votes. The Company will reimburse Mellon Investor Services for its costs, which are not expected to exceed $10,000.
STOCKHOLDER LIST
      The Company will maintain at its corporate offices in Fort Worth, Texas a list of the stockholders entitled to vote at the annual meeting. During the ten days before the annual meeting, any stockholder may examine the list at the Fort Worth office during normal business hours.

ANNUAL REPORT
      The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2004 is being mailed to stockholders concurrently with this proxy statement. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, will be sent to any stockholder without charge upon request. Forward written requests to Investor Relations, Encore Acquisition Company, 777 Main Street, Suite 1400, Fort Worth, Texas 76102. Oral requests may be requested at telephone number (817) 877-9955. The Annual Report on Form 10-K is also available on the SEC’s website (www.sec.gov) and the Company’s website (www.encoreacq.com).
HOUSEHOLDING
      The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker.
*****
      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE OR TO VOTE THROUGH THE INTERNET OR TELEPHONE.

By Order of the Board of Directors

Roy W. Jageman
Corporate Secretary
Fort Worth, Texas
April 4, 2005

ANNEX A
ENCORE ACQUISITION COMPANY
AUDIT COMMITTEE CHARTER
      The Audit Committee is appointed by the Board of Directors to assist the Board of Directors of Encore Acquisition Company (the “Company”) in overseeing (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independence, qualifications and performance of the Company’s independent auditors and (4) the performance of the Company’s internal audit function. Pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission, the Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (any such firm is referred to in this Charter as the Company’s independent auditors). The Audit Committee shall have and may exercise all the powers of the Board of Directors, except as may be prohibited by law, with respect to all matters encompassed by this Charter, and shall have all the power and authority required under the Sarbanes-Oxley Act of 2002.
      The Audit Committee shall be appointed by the Board of Directors and shall consist of not less than three members of the Board of Directors. The Board of Directors shall also elect a chairman of the Audit Committee. The Board of Directors intends that the members of the Audit Committee meet the independence, expertise, experience and financial literacy requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC. The Company will seek to have at least one member of the Audit Committee who is an “audit committee financial expert” as defined by Item 401(h)(2) of Regulation S-K promulgated by the SEC. Unless otherwise determined by the Board of Directors, no member of the Audit Committee shall simultaneously serve on the audit committees of more than two other public companies.
      The independent auditors of the Company are ultimately accountable to the Audit Committee and the Board of Directors, as opposed to management of the Company. The Audit Committee shall have the sole authority to appoint and, where appropriate, replace the Company’s independent auditors and to approve all audit engagement fees and terms. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditors shall report directly to the Audit Committee.
      The Audit Committee shall preapprove all audit, review or attest engagements, internal control-related services and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC.
      The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permissible non-audit services. The Audit Committee also may delegate such preapproval authority to any of its members. Any decisions of such subcommittees or members to grant preapprovals shall be reported to the full Audit Committee at its next scheduled meeting.
      The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

•	Review and discuss with management and the independent auditors the annual audited financial statements, as well as the specific disclosures made in management’s discussion and analysis of financial condition and results of operations in the Company’s Annual Report on Form 10-K.

•	Recommend to the Board of Directors whether the Company’s annual audited financial statements and accompanying notes should be included in the Company’s Annual Report on Form 10-K.

•	Review and discuss with management, the internal auditors and the independent auditors the Company’s annual report on internal control over financial reporting and the independent auditors’ attestation of the report prior to the filing of the Company’s Annual Report on Form 10-K.

•	Prepare and approve the audit committee report as required by the SEC to be included in the Company’s proxy statement for the annual meeting (or in the Company’s Annual Report on Form 10-K if required to be included therein).

•	Review and discuss with management and the independent auditors the Company’s quarterly financial statements, as well as the specific disclosures made in management’s discussion and analysis of financial condition and results of operations, prior to the filing of the Company’s Quarterly Reports on Form 10-Q, including the results of the independent auditors’ reviews of the Company’s quarterly financial statements.

•	Review and discuss with management and the independent auditors:

•	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, any major issues concerning the adequacy of the Company’s internal controls, any special audit steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

•	Analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative methods of generally accepted accounting principles on the financial statements.

•	Review and discuss reports from the independent auditors on:

•	All critical accounting policies and practices to be used.

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including (1) ramifications of the use of such alternative disclosures and treatments and (2) the treatment preferred by the independent auditors.

•	Other material written communications between the independent auditors and management, such as any management letters or schedules of unadjusted differences.

•	Discuss with management the Company’s earnings press releases, with particular emphasis on the use of any “non-GAAP financial measures,” as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (covering, for example, the types of information to be disclosed and the type of presentation to be made).

•	Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s risk assessment and risk management policies.

•	Discuss with the independent auditors the matters required to be communicated by the independent auditors pursuant to Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

•	Review the disclosures that the Company’s chief executive officer and chief financial officer make to the Audit Committee and the independent auditors in connection with the certification process for the Company’s Reports on Form 10-K and Form 10-Q concerning any significant deficiencies or weaknesses in the design or operation of internal control over financial reporting and any fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Oversight of the Company’s Relationship with the Independent Auditors

•	Review the capabilities and performance of the lead partner of the independent auditors.

•	Obtain and review a report by the independent auditors describing (i) the independent auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company. Evaluate the independent auditors’ qualifications, performance and independence, including considering whether the independent auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditors’ independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors to the full Board of Directors.

•	Confirm the regular rotation of the audit partners as required by law. Consider whether there should be regular rotation of the independent auditing firm.

•	Establish hiring policies for the Company’s employment of the independent auditors’ personnel or former personnel, which may take into account whether a proposed employee participated in any capacity in the audit of the Company.

•	Discuss with the independent auditors any communication or consultation between the Company’s audit team and the independent auditors’ national office respecting auditing or accounting issues presented by the engagement.

•	Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

•	Oversee the internal audit function, including the appointment and replacement of the senior internal auditing executive or other personnel responsible for the internal audit function.

•	Review the significant reports to management prepared by the internal auditors and management’s responses.

•	Review with management and the independent auditors the responsibilities, budget and staffing of the internal auditors and any recommended changes in the planned scope of the internal audit. The internal audit function (which may be outsourced to a third-party service provider other than the independent auditor) is intended to provide management and the Audit Committee with ongoing assessments of the Company’s risk management processes and system of internal control.

Compliance Oversight Responsibilities

•	Obtain from the independent auditors assurance that no illegal acts required to be reported under Section 10A(b) of the Securities Exchange Act of 1934 have been detected or otherwise come to the attention of the independent auditors in the course of the audit.

•	Obtain reports from management, the internal auditors and the independent auditors that the Company and its subsidiary entities are in conformity with applicable legal requirements and the

Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions.

•	Advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review with the Company’s legal counsel any legal matters that may have a material impact on the Company’s financial statements, the Company’s compliance policies and the Company’s internal controls and any material reports or inquiries received from regulators or governmental agencies.

Other Matters

•	Meet with management (including the chief financial officer and chief accounting officer), the internal auditors and the independent auditors in separate executive sessions.

•	Review and reassess the adequacy of this charter from time to time and recommend any proposed changes to the Board of Directors for approval.

•	Review annually the Audit Committee’s own performance.

•	Make regular reports to the Board of Directors.
      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s Code of Business Conduct and Ethics.
      The Audit Committee shall have the authority to engage and obtain advice and assistance from current or independent legal, accounting or other advisors without seeking approval of the Board of Directors. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any advisors employed by the Audit Committee, and administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
      The Audit Committee will meet as often as the members shall determine to be necessary or appropriate, but at least four times during each year. In addition, the Audit Committee will make itself available to the independent auditors and the internal auditors of the Company as requested. Reports of meetings of the Audit Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Audit Committee meeting, accompanied by any recommendations to the Board of Directors approved by the Audit Committee.
      As revised by the Board of Directors on February 15, 2005.

APPENDIX

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION	Please mark here	Please mark
IS INDICATED, WILL BE	for address change	your votes as
VOTED “FOR” PROPOSALS 1, 2(a), 2(b) AND 3.	or comments ☐	indicated in ☑
	SEE REVERSE SIDE	this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

1. ELECTION OF DIRECTORS -

WITHHELD
	Nominees:	FOR ALL	FOR ALL
01	I. Jon Brumley	☐	☐
02	Jon S. Brumley
03	Martin C. Bowen
04	Ted Collins, Jr.
05	Ted A. Gardner
06	John V. Genova
07	James A. Winne III

FOR ALL, except the nominees you list below: (Write that nominee’s name in the space provided below.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR” THE AMENDMENTS TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

2.(a) AMENDMENTS TO SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK-

     To approve an amendment to the Second Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.(b) AMENDMENTS TO SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DELETE ARTICLE SIX IN ITS ENTIRETY.

     To approve an amendment to the Second Amended and Restated Certificate of Incorporation to delete Article Six in its entirety.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM-

     To ratify the appointment of the independent registered public accounting firm.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Dated: , 2005

Signature

Signature if held jointly

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET
http://www.proxyvoting.com/eac

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

VOTE BY TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ENCORE ACQUISITION COMPANY

The undersigned hereby appoints I. Jon Brumley, Jon S. Brumley and Roy W. Jageman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Encore Acquisition Company Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 3, 2005 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

FOLD AND DETACH HERE